SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	October 1, 2006

INTERPOOL, INC.
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

           On October 1, 2006, Interpool, Inc. (the “Company”) entered into certain agreements with Container Applications International, Inc. (“CAI”) pursuant to which CAI acquired from the Company all shares of CAI’s common stock formerly owned by the Company, which shares had represented a 50% common equity interest in CAI, for total consideration of $77.5 million, consisting of a $40.0 million cash payment and the issuance by CAI to the Company of a convertible subordinated secured promissory note for the balance. The Company originally acquired its equity interest in CAI in 1998 for a purchase price of $12.5 million.

           The agreements that were entered into on October 1, 2006 included a Redemption Agreement, a Note Issuance Agreement, an Investor Rights Agreement, a Security Agreement and a Management Agreement. The Company also entered into a Second Amended and Restated Subordination and Intercreditor Agreement among the Company, CAI and CAI’s senior lenders, providing for the new subordinated note issued to the Company to be subordinated to CAI’s indebtedness under its senior credit facility. These agreements are more fully described in the following paragraphs.

           Redemption. Pursuant to the Redemption Agreement, CAI redeemed the entire 25,200 shares of common stock of CAI held by the Company (representing 50% of the outstanding common stock of CAI) for consideration, as described above, consisting of the $40.0 million cash payment and a convertible subordinated secured promissory note in the principal amount of $37.5 million (the “New Note”). The agreements were entered into, and the closing occurred, effective as of 12:01 a.m. on Sunday, October 1, 2006, although the cash payment was received on October 2, 2006. In addition, the existing subordinated note from CAI issued to the Company in 1998, the outstanding principal amount of which was $3.0 million, was repaid, together with accrued interest.

           Due to the redemption of the Company’s stock interest in CAI, effective October 1, 2006, the Company will no longer treat CAI as a consolidated subsidiary.

           Note and Security. The New Note issued pursuant to the Note Issuance Agreement bears interest, payable quarterly, at 7.87% for the first six months, which rate shall be increased by 100 basis points on each six-month anniversary after the issuance date until paid in full. The New Note is due in full on October 30, 2010 and may be prepaid by CAI at any time. The Company has the right to convert the New Note into shares of CAI’s common stock if the New Note remains outstanding after two years, or earlier if the New Note is not fully repaid in connection with any initial public offering by CAI. The New Note is secured by the operating assets and related leases and accounts receivables of CAI. The New Note and the related security interest is subordinated to the obligations owed by, and the security interest granted by, CAI to its senior lenders pursuant to an Amended and Restated Revolving Credit and Term Loan Agreement among CAI and its senior lenders dated as of September 29, 2006.

           Investor Rights Agreement. Pursuant to the Investor Rights Agreement, the Company will be entitled to certain registration rights, rights to certain information, certain rights to board representation, rights to participate in future equity offerings by CAI and certain other rights as set forth in such agreement if the Company converts the New Note into common stock of CAI, or in certain cases if the Company has the right to convert the New Note into common stock of CAI.

           Management Agreement. The Company and CAI entered into a new long-term Management Agreement pursuant to which the Company will have the option, subject to certain conditions, to use CAI as manager for shipping containers in the Company’s fleet that have been returned by a customer following termination of a long-term lease, in return for payment of a management fee to CAI.  Interpool’s right to tender containers to CAI for management is subject to the equipment meeting certain age, physical condition and other eligibility criteria. Under the new Management Agreement, Interpool will continue to have the right to sell groups of containers to investors and to use CAI as submanager of these containers on the same terms.

           Additional Agreements. The Company and CAI also entered into agreements terminating certain other existing agreements and related arrangements, including an existing management agreement, an existing stockholders agreement between the Company and CAI’s chief executive officer, who is the other stockholder of CAI, and an agreement related to the formation of a joint marketing entity.

           On October 5, 2006, the Company issued a press release announcing the sale of its equity interest in CAI. A copy of this press release is attached as Exhibit 99.2 to this Report.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

           See the discussion under Item 1.01 above regarding the sale of stock of CAI, which was consummated effective as of October 1, 2006, with payment of the $40.0 million cash portion of the consideration received by the Company on October 2, 2006.

           Pro forma financial information relating to these transactions is attached as Exhibit 99.1 to this Report. A copy of the Company’s October 5, 2006 press release is attached as Exhibit 99.2 to this Report.

Item 9.01.     Financial Statements and Exhibits.

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements:

Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and the year ended December 31, 2005, together with the notes related thereto.

           (c) Exhibits:

99.1	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and the year ended December 31, 2005, together with the notes related thereto.

99.2	Press Release dated October 5, 2006

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: October 5, 2006

EXHIBIT INDEX

99.1	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and the year ended December 31, 2005, together with the notes related thereto.

99.2	Press Release dated October 5, 2006